Exhibit (g)(4)

AMENDED AND RESTATED SCHEDULE II

THIS AMENDED AND RESTATED SCHEDULE II effective as of                       , 201    is the Schedule II to that certain Custody Agreement between The RBB Fund, Inc. and The Bank of New York Mellon dated as of July 18, 2011, as may be amended from time to time.

SERIES

Money Market Portfolio

Free Market US Equity Fund

Free Market International Equity Fund

Free Market Fixed Income Fund

Bear Stearns CUFS MLP Mortgage Portfolio

Bogle Investment Management Small Cap Growth Fund

Marvin & Palmer Large Cap Growth Fund

Perimeter Small Cap Growth Fund

Robeco Boston Partners All-Cap Value Fund

Robeco Boston Partners Long/Short Equity Fund

Robeco Boston Partners Small Cap Value II Fund

Robeco Boston Partners Long/Short Research Fund

Robeco WPG Small/Micro Cap Value Fund

Robeco Boston Partners Global Value Equity Fund

Robeco Boston Partners International Value Equity Fund

S1 Fund

Schneider Small Cap Value Fund

Schneider Value Fund

Summit Global Investments Low Volatility Fund

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Schedule II to be executed by their officers designated below effective as of the date and year first above written.

THE BANK OF NEW YORK MELLON

By:
Name:
Title:
Date:

THE RBB FUND, INC.

By:
Name:
Title:
Date: